Exhibit 15.1

Consent of Independent Registered Public Accounting Firms

The Board of Directors

BHP Billiton Limited and BHP Billiton Plc:

We consent to the incorporation by reference in the registration statement (No. 333-128770) on Form F-3 of BHP Billiton Finance (USA) Limited and the registration statement (No. 333-100496) on Form S-8 of BHP Billiton Limited of our report dated September 25, 2006 with respect to the consolidated balance sheets of BHP Billiton Group (comprising BHP Billiton Plc, BHP Billiton Limited and their respective subsidiaries) as of June 30, 2006 and 2005, and the related consolidated income statements, consolidated statements of recognised income and expense and consolidated statements of cash flows for each of the years in the two year period ended June 30, 2006, which report appears in the June 30, 2006, annual report on Form 20-F of BHP Billiton Group.

/s/ KPMG Audit Plc	/s/ KPMG

KPMG Audit Plc	KPMG
London, United Kingdom	Melbourne, Australia
September 25, 2006	September 25, 2006